Exhibit 99.2

COMPX ANNOUNCES THE COMPLETION OF THE SALE OF ITS
FURNITURE COMPONENTS OPERATIONS

DALLAS, TEXAS . . . December 28, 2012 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that on December 28, 2012 it completed the sale of its Furniture Components operations, conducted at its facilities in Kitchener, Ontario, Canada and Taipei, Taiwan, to Knape & Vogt Manufacturing Company for approximately $59 million in cash.  Out of consolidated sales of $110.2 million for CompX for the nine month period ended September 30, 2012, Furniture Components represented $46.4 million in sales.

CompX is a leading manufacturer of security products and performance marine components.

* * * * *